Exhibit 99.1

BD

Monique N. Dolecki, Investor Relations – 201-739-1837

Alyssa J. Zeff, Corporate Communications – 917-273-3685

CareFusion

Jim Mazzola, Investor Relations – 858-617-1203/ 858-342-8272

Kristen Cardillo, Media – 858-617-2317/ 614-425-6502

BD TO ACQUIRE CAREFUSION FOR $12.2 BILLION

Combination of Complementary Portfolios Creates Global Leader in Medication Management and Patient Safety Solutions

Accelerates BD’s Strategy to Improve Quality of Care and Reduce Healthcare Costs; Enhances Emerging Market Growth Opportunities

Generates Significant Value for Shareholders; Accretive to Cash EPS on a Double-Digit Percentage Basis in the First Full Year

Franklin Lakes, NJ and San Diego, CA (October 5, 2014) – BD (NYSE: BDX) and CareFusion (NYSE: CFN) announced today a definitive agreement under which BD will acquire CareFusion for $58.00 per share in cash and stock, or a total of $12.2 billion, to create a global leader in medication management and patient safety solutions. The agreement has been unanimously approved by the Boards of both companies.

The combination of the two companies’ complementary product portfolios will offer integrated medication management solutions and smart devices, from drug preparation in the pharmacy, to dispensing on the hospital floor, administration to the patient, and subsequent monitoring. The combination will improve the quality of patient care and reduce healthcare costs by addressing unmet needs in hospitals, hospital pharmacies and alternate sites of care to increase efficiencies, reduce medication administration errors and improve patient and healthcare worker safety. In addition, the Company will have solid positions in patient safety to maximize outcomes in infection prevention, respiratory care, and acute care procedural effectiveness.

Under the terms of the transaction, CareFusion shareholders will receive $49.00 in cash and 0.0777 of a share of BD for each share of CareFusion, or a total of $58.00 per CareFusion share based on BD’s closing price as of October 3, 2014. The transaction is subject to regulatory and CareFusion shareholder approvals and customary closing conditions, and is expected to close in the first half of calendar year 2015. Upon closing, BD shareholders will own approximately 92 percent of the combined company and CareFusion shareholders will own approximately 8 percent.

Vincent A. Forlenza, BD’s Chairman, Chief Executive Officer and President, said, “BD’s acquisition of CareFusion allows us to align our highly complementary technologies and products to address unmet needs in the growing $20 billion global medication management industry, which leverages BD’s world-wide infrastructure. It accelerates BD’s transition from a product-focused company to a customer-centric provider of innovative healthcare solutions with leading scale across the medication management value chain and expanded solutions for patient safety. With the targeted cost savings we have identified and the growth opportunities we see in bringing CareFusion products to more patients and healthcare workers around the world, we expect this transaction to create meaningful value for our shareholders, customers, employees and other stakeholders. We’ve long admired CareFusion’s strong franchises and look forward to welcoming their talented team to BD.”

Kieran T. Gallahue, CareFusion Chairman and Chief Executive Officer, said, “As part of BD, we see new growth opportunities for our products in global markets, new value we can create for our customers and new opportunities for our employees as part of what will become one of the largest, global leaders in med-tech. The transaction delivers attractive value for CareFusion shareholders, and represents a powerful endorsement of our strong positions in medication management, informatics across our device platforms and leading products to help improve the effectiveness of acute-care procedures.”

Financial Highlights

The transaction is expected to provide double-digit cash EPS accretion to BD in the first full year, and is also expected to be accretive to GAAP EPS in fiscal year 2018. The transaction is also expected to expand EBITDA margins, and deliver strong cash flow generation and ROIC. The Company has identified $250 million of pre-tax cost synergies. These savings are expected to be fully realized in fiscal year 2018, resulting from reduced overhead expenses and efficiencies from the combined operational and manufacturing footprint. The estimate excludes any benefit from potential revenue synergies resulting from the combination of the two organizations.

BD has secured $9.1 billion of fully committed bridge financing from Goldman Sachs and expects to put in place permanent financing in the form of available cash and unsecured notes. BD is committed to maintaining a solid investment grade credit rating and its current dividend per share will grow in line with its expectations for long-term earnings, and expects to suspend the share buyback program in the near-term to focus on deleveraging and the dividend. BD also reaffirms its previously announced guidance for fiscal year 2014. CareFusion reaffirms its fiscal year 2015 financial guidance of 5 to 7 percent revenue growth and adjusted earnings per share of $2.60 to $2.75.

Integration Plans

BD has put in place a detailed execution plan to ensure a seamless integration. A designated integration team, comprised of senior members of both organizations, will be led by BD Chief Operating Officer William A. Kozy. BD is confident in its ability to achieve identified cost synergies as it builds a dynamic organization that brings together two world class companies and offers opportunities for employees as part of a global leader.

CareFusion will operate as part of BD’s Medical segment, and BD is committed to maintaining an active presence in San Diego where CareFusion is headquartered.

Conference Call and Webcast Information

BD and CareFusion will conduct a live conference call and webcast on October 6, 2014, at 8:00 a.m. (ET). The webcast of the conference call, along with related slides, will be accessible through BD’s and CareFusion’s websites. The conference call will also be available for replay through BD’s and CareFusion’s websites, or at 800-585-8367 (domestic) and 404-537-3406 (international) through the close of business on October 13, 2014, confirmation number 16089829.

Advisors

Goldman, Sachs & Co. served as financial advisor to BD, and Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel. Perella Weinberg Partners LP and Barclays Plc. served as financial advisors to CareFusion. Wachtell, Lipton, Rosen & Katz served as its legal advisor.

Forward Looking Statements

This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws). Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the estimated or anticipated future results of BD, and of the combined company following BD’s proposed acquisition of CareFusion, the anticipated benefits of the proposed combination, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. These statements are based on the current expectations of BD and CareFusion management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding BD and CareFusion’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the ability of the parties to successfully close the proposed acquisition, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; the outcome of any legal proceedings related to the proposed merger; access to available financing for the refinancing of BD’s or CareFusion’s debt on a timely basis and reasonable terms; the ability to market and sell CareFusion’s products in new markets, including the ability to obtain necessary regulatory product registrations and clearances; the loss of key senior management or other associates; the anticipated demand for BD’s and CareFusion’s products, including the risk of future reductions in government healthcare funding, changes in reimbursement rates or changes in healthcare practices that could result in lower utilization rates or pricing pressures; the impact of competition in the medical device industry; the risks of fluctuations in interest or foreign currency exchange rates; product liability claims; difficulties inherent in product development, including the timing or outcome of product development efforts, the ability to obtain regulatory approvals and clearances and the timing and market success of product launches; risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships; successful compliance with governmental regulations applicable to BD, CareFusion and the combined company; changes in regional, national or foreign economic conditions; uncertainties of litigation, as well as other factors discussed in BD’s and CareFusion’s respective filings with the Securities Exchange Commission. BD and CareFusion do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

Important Information for Investors

In connection with the proposed transaction, BD will file with the SEC a registration statement on Form S-4 that will constitute a prospectus of BD and include a proxy statement of CareFusion. BD and CareFusion also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by BD and CareFusion with the SEC at the SEC’s website at www.sec.gov. In addition, you will be able to obtain free copies of these documents by phone, e-mail or written request by contacting the investor relations department of BD or CareFusion at the following: Monique N. Dolecki, Investor Relations – 201-847-5378 Monique_Dolecki@bd.com or Jim Mazzola, Investor Relations – 858-617-1203 Jim.Mazzola@CareFusion.com.

Participants in the Solicitation

BD and CareFusion and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about BD’s directors and executive officers is available in BD’s proxy statement dated December 19, 2013 for its 2014 Annual Meeting of Shareholders and in subsequent SEC filings. Information about CareFusion’s directors and executive officers is available in CareFusion’s proxy statement dated September 25, 2014, for its 2014 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from BD or CareFusion as indicated above. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

About BD

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. BD’s innovative solutions are focused on improving drug delivery, enhancing the diagnosis of infectious diseases and cancers, supporting the management of diabetes and advancing cellular research. BD has nearly 30,000 associates in 50 countries who strive to fulfill BD’s purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world. For more information, please visit www.bd.com.

About CareFusion

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops industry-leading technologies including Alaris® infusion pumps and IV sets, MaxPlus® and MaxZero™ IV connectors and sets, Pyxis® automated dispensing and patient identification systems, AVEA®, LTV® series and AirLife® ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 16,000 people across its global operations. More information may be found at www.carefusion.com.

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